                                                             Registration
                                                             Number

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                              ALTRON INCORPORATED
              --------------------------------------------------
              (Exact name of issuer as specified in its charter)

             Massachusetts                        04-2464301
        --------------------------       -----------------------------
         (State of Incorporation)     (IRS Employer Identification Number)

               One Jewel Drive, Wilmington, Massachusetts 01887
               ------------------------------------------------
                   (Address of Principal Executive Offices)

                                (508) 658-5800
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

                              ALTRON INCORPORATED
                            1995 Stock Option Plan
                          for Non-Employee Directors
                          --------------------------
                           (Full title of the Plan)

                       Anthony J. Medaglia, Jr., Esquire
                          Hutchins, Wheeler & Dittmar
                          A Professional Corporation
                              l01 Federal Street
                          Boston, Massachusetts 02110
                                (617) 951-6600
           ---------------------------------------------------------
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                       Proposed     Proposed
 Title of                               Maximum      Maximum
Securities              Amount         Offering     Aggregate        Amount of
  to be                 to be            Price      Offering       Registration
Registered           Registered(l)     Per Share      Price           Fee(2)
- ---------------   -------------------  ---------   -----------    --------------
Common Stock,      30,000 shares         $13.75      $412,500        $143.00
par value          20,000 shares         $23.25      $465,000        $161.00
                   ------                             -------
$.05 per share
                   50,000 shares                     $877,500 TOTAL  $304.00

- --------------------------------------------------------------------------------

(1) Also registered hereunder are such additional number of shares of common stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2) The registration fee has been calculated with respect to 20,000 of the shares registered on the basis of the average of the high and low sale prices on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") June 26, 1995; and with respect to the remaining 30,000 shares registered on the basis of the price at which options may be exercised.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
- ------   ---------------------------------------

     The Company hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

     (a) The Company's latest annual report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 or the latest Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     (b) All of the reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the Prospectus referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in the Registration Statement filed by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities
- ------   -------------------------

     Inapplicable

Item 5.  Interests of Named Experts and Counsel
- ------   --------------------------------------

     The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts. Anthony J. Medaglia, Jr., who is a stockholder of Hutchins, Wheeler & Dittmar, A Professional Corporation, is Clerk and a Director of the Company. Mr. Medaglia owns 37,140 shares of the Company's Common Stock. In addition, Mr. Medaglia holds non-qualified options to purchase an aggregate of 40,750 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers
- ------   -----------------------------------------

     Section 67 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts provides as follows:

     "Section 67. Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

     No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

     A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability."

     Article 7 of the By-laws of the Company provides as follows:

                                   ARTICLE 7
                                   ---------

                    Indemnification of Directors and Others
                    ---------------------------------------

     Section 7.1   Definitions
     -----------   -----------

     For purposes of this Article 7:

     (a) "Director/officer" means any person who is serving or has served as a Director, officer, employee or other agent of the Corporation appointed or elected by the Board of Directors or the stockholders of the Corporation, or who is serving or has served at the request of the Corporation as a Director, officer, trustee, principal, partner, employee or other agent of any other organization.

     (b) "Proceeding" means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency.

     (c) "Expense" means any fine or penalty, and any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in connection with a Proceeding.

     Section 7.2   Right to Indemnification
     -----------   ------------------------

     Except as limited by law or as provided in Sections 7.3 and 7.4 of this
Article 7, each Director/officer (and his heirs and personal representatives) shall be indemnified by the Corporation against any Expense incurred by him in connection with each Proceeding in which he is involved as a result of his serving or having served as a Director/officer.

     Section 7.3   Indemnification not Available
     -------------------------------------------

     No indemnification shall be provided to a Director/officer with respect to a Proceeding as to which it shall have been adjudicated that he did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation.

     Section 7.4   Compromise or Settlement
     -----------   ------------------------

     In the event that a Proceeding is compromised or settled so as to impose any liability or obligation on a Director/officer or upon the Corporation, no indemnification shall be provided as to said Director/officer with respect to such Proceeding if such Director/officer shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation.

     Section 7.5   Advances
     -----------   --------

     The Corporation shall pay sums on account of indemnification in advance of a final disposition of a Proceeding, upon receipt of an undertaking by the Director/officer to repay such sums if it is subsequently established that he is not entitled to indemnification pursuant to Sections 7.3 and 7.4 hereof, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

     Section 7.6   Not Exclusive
     -----------   -------------

     Nothing in this Article 7 shall limit any lawful rights to indemnification existing independently of this Article 7.

     Section 7.7   Insurance
     -----------   ---------

     The provisions of this Article 7 shall not limit the power of the Board of Directors to authorize the purchase and maintenance of insurance on behalf of any Director/officer against any Expense, whether or not the Corporation would have the power to indemnify him against such Expense under this Article 7.

     Item 7.  Exemption from Registration Claimed
     ------   -----------------------------------

     Not Applicable.

     Item 8.  Exhibits
     ------   --------

     Number     Description
     ------     -----------

       4A       Altron Incorporated 1995 Stock Option Plan for
                Non-Employee Directors.

       5 Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, as to legality of shares being registered and consent of Hutchins, Wheeler & Dittmar, A Professional Corporation.

       24 Consents of Independent Public Accountants -included in Registration Statement under heading "Consent of Independent Public Accountants."

    Item 9.  Undertakings
    ------   ------------

    The undersigned Registrant hereby undertakes the following:

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Massachusetts on June 29, 1995.

                                  ALTRON INCORPORATED


                                  By /s/ Samuel Altschuler
                                    --------------------------
                                  Samuel Altschuler
                                  President


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                  Title                        Date
  ---------                  -----                        ----

/s/ Samuel Altschuler        Chairman of the Board        June 29, 1995
- -------------------------    of Directors and
Samuel Altschuler            President (principal
                             executive officer)


/s/ Burton Doo               Executive Vice               June 29, 1995
- -------------------------    President and Director
Burton Doo


/s/ Peter D. Brennan         Vice President, Chief        June 29, 1995
- -------------------------    Financial Officer and
Peter D. Brennan             Treasurer (principal
                             financial and accounting
                             officer)


/s/ Anthony J. Medaglia, Jr. Director                     June 29, 1995
- ----------------------------
Anthony J. Medaglia, Jr.


/s/ Daniel A. Cronin, Jr.    Director                     June 29, 1995
- -------------------------
Daniel A. Cronin, Jr.


/s/ Thomas M. Claflin, II    Director                     June 29, 1995
- -------------------------
Thomas M. Claflin, II

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As Independent Public Accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 1995, included in Altron Incorporated's Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this Registration Statement.

                               /s/ Arthur Andersen LLP

                               Arthur Andersen LLP


Boston, Massachusetts
June 26, 1995